                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement of Cott Corporation on Form S-8 of our report dated January 28, 2004 relating to the consolidated financial statements of Cott Corporation, which appears in Cott Corporation's Annual Report on Form 10-K for the year ended January 3, 2004. We also consent to the incorporation by reference in this Registration Statement of our report dated January 28, 2004 relating to the consolidated financial statement schedules, which appears in the Annual Report on Form 10-K for the year ended January 3, 2004.

/s/  PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Ontario, CANADA
February 24, 2005